FOR IMMEDIATE RELEASE

AVP, Inc. Announces Intent to Deregister Common Stock with Securities And Exchange Commission

LOS ANGELES, December 12, 2008 -- AVP, Inc. (OTC Bulletin Board: AVPI), a lifestyle sports entertainment company focused on professional beach volleyball, today announced that it intends to voluntarily deregister its common stock on or about December 19, 2008. On or about that date, the Company will file a Form 15 with the Securities and Exchange Commission (the “SEC”) to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). AVP is eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its common stock.

Upon the filing of the Form 15, AVP’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8-K, will immediately be suspended. AVP expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC. The Company anticipates that its shares will no longer be quoted on the OTC Bulletin Board. Further, there can also be no assurance that any brokerage firms will continue to make a market in the common stock after the delisting.

Leonard Armato, the Company’s Chief Executive Officer, stated: “Our Board of Directors, upon the recommendation of our management, unanimously determined to delist the Company after carefully considering the advantages and disadvantages of continuing registration. The costs associated with being a public company have significantly increased, particularly in light of the adoption of new rules by the SEC in response to the Sarbanes-Oxley Act.  Our Board has determined that the costs of compliance, as well as the significant demands on management time and resources required by the compliance requirements, outweigh the benefits the Company receives from maintaining its registered status. The Board believes that deregistering will result in significant reductions in our accounting, legal and administrative expenses and enable our management to focus its time and resources on the operation of our company and the growth and development of our sport.”

About AVP, Inc
AVP, Inc. is a leading lifestyle sports entertainment company focused on the production, marketing and distribution of professional beach volleyball events worldwide. One of the fastest growing entities in the sports world, the AVP operates two of the industry's most prominent national outdoor touring series, the AVP Pro Beach Volleyball Tour (1983) and the AVP Hot Winter Nights Indoor Tour (launched in 2008).  The AVP is set to stage more than 35 events throughout the United States in 2008 and features more than 150 of the top men and women competitors in the sport.  AVP athletes won both the women’s and men’s gold medals at the 2008 Games in Beijing, marking the first sweep of Olympic beach volleyball gold medals by a single country.  AVP is headquartered in Los Angeles, Calif., and the company’s stock trades under the symbol AVPI on the OTC Bulletin Board.  For more information, please visit www.avp.com.

Forward Looking Statements
Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company.  We wish to caution you that these statements involve risks and uncertainties and actual results might differ materially from those in the forward-looking statements, if we receive less sponsorship and advertising revenue than anticipated, or if attendance is adversely affected by unfavorable weather.  Event-related expenses, such as for the stadium, transportation and accommodations, or security might be greater than expected; or marketing or administrative costs might be increased by our hiring, not currently planned, of a particularly qualified prospect.  Additional factors have been detailed in the Company’s filings with the Securities and Exchange Commission, including our recent filings on Forms 10-KSB and 10-QSB.

AVP, Inc.
Investor Relations
(310) 426-7177

Media Contact:
AVP / Brener Zwikel & Associates
Matt Paulson
818.462.5609 / mattp@bzapr.com
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